Exhibit 10.2

CONFIDENTIAL INFORMATION, NON-COMPETITION,

AND NON-SOLICITATION AGREEMENT

In consideration, for the grant to the undersigned (“Employee”) of restricted stock units pursuant to the Restricted Stock Unit Agreement of even date herewith (the “RSU Agreement”) and for other good and valid consideration, Employee and GATX Corporation (together with any of its subsidiaries, the “Company”) enter into this Confidential Information, Non-Competition, and Non-Solicitation Agreement (this “Agreement”), effective as of the date executed below (the “Effective Date”), on the following terms and conditions:

A.	CONFIDENTIAL INFORMATION.

1.    Other than as necessary in performing Employee’s legitimate duties for the Company, Employee will not use or disclose to any third party any Confidential Information without the written consent of the Company. As used herein, “Confidential Information” means any and all confidential or proprietary information, trade secrets, financial and strategic plans, technical data or know-how of the Company, including, without limitation, that relating to railcar leasing, railcar maintenance, railcar fleet management techniques, pricing and leasing models, product research, products, software, services, development, inventions, manufacturing processes, suppliers, vendors, and customers (including contact lists, pricing, leasing or purchasing history and needs, and confidential agreements of or relating to any such suppliers, vendors, and customers), maintenance, techniques, designs, purchasing, accounting, assembly, distribution, engineering, commercial, marketing, and/or sales information, each of which that Employee obtains or is otherwise exposed to, whether in writing, orally or by inspection during Employee’s employment or engagement with the Company. Confidential Information may also include information of others that is disclosed to Employee by the Company or another party at the Company’s direction. Confidential Information does not include information that (a) is or becomes part of the public knowledge or literature, other than as a result of Employee’s disclosure in violation of this Agreement, or (b) was known by Employee prior to Employee’s employment or engagement with the Company and not as a result of anyone else’s breach of a legal or contractual obligation.

2.    As between the Company and Employee, all Confidential Information will remain the exclusive property of the Company, including, but not limited to, all financial, commercial, operational, specifications, engineering, technical, scientific or business information or data received, obtained, or prepared by Employee in connection with Employee’s employment or engagement and concerning the Company’s business, and all copies and abstracts thereof. Upon the termination of Employee’s employment or engagement with the Company for any reason, Employee will not retain, take, remove, or copy any such property of the Company or any materials containing any Confidential Information whatsoever, and Employee will promptly return all such property and materials to the Company no later than Employee’s termination date or earlier upon the Company’s request. If Employee is asked by the Company, Employee will execute a Termination Certificate substantially in the form attached hereto as Exhibit A following the termination of Employee’s employment or engagement.

3.    Nothing in this Agreement prohibits Employee from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or otherwise cooperating with any governmental agency or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Further, nothing herein prevents Employee from disclosing Confidential Information if and to the extent required pursuant to any valid subpoena, court order, or other legal obligation; provided, however, Employee agrees to provide prompt written notice of any such subpoena, court order, or other legal obligation prior to disclosing any Confidential Information (unless such notice to the Company is prohibited by applicable law), enclosing a copy of the subpoena, court order or other documents describing the legal obligation. In the event that the Company objects to the disclosure of Confidential Information, by way of a motion to quash or otherwise, Employee agrees to not disclose any Confidential Information while any such objection is pending.

4.    In compliance with the requirements of the Defend Trade Secrets Act, Employee acknowledges the following: (a) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (b) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (c) if Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

B.	NON-COMPETITION AND NON-SOLICITATION.

1.    During any period of employment or engagement with the Company and for the shorter of (a) twelve (12) months immediately following the termination of Employee’s employment or engagement for any reason other than a termination by the Company without Cause or by Employee for Good Reason or (b) the four (4) year period immediately following the Effective Date (the “Restricted Period”) Employee will not, directly or indirectly, on Employee’s own behalf or with or on behalf of any other individual or entity (a) conduct, engage in, finance, own, or operate, or prepare to conduct, engage in, finance, own, or operate, the Business in competition with the Company in a Restricted Jurisdiction, or (b) render services, whether as an employee, contractor, consultant, advisor, director, or in any other capacity, which are similar to the services, duties or responsibilities that Employee rendered to the Company, or in any role which Employee could reasonably be expected to use or disclose Confidential Information to any person or entity (including without limitation Trinity Industries, Inc., Wells Fargo Rail, CIT Rail, Union Tank Car Company, Greenbrier Companies, and American Railcar Industries, and any of the foregoing’s subsidiaries and successors) that engages in or is preparing to engage in the Business in competition with the Company in the Restricted Jurisdiction. The term “Business” means (a) operating, buying, selling, trading, or leasing of railcars, locomotives, and services relating thereto, (b) cleaning, qualifying, repairing, lining, painting, and performing other maintenance of railcars and locomotives, (c) developing and providing operational and maintenance programs relating to railcars and locomotives, and (d) any other businesses in which the Company engages in or has taken material steps toward engaging in during Employee’s employment or engagement with the Company at the time of Employee’s termination. The term “Cause” shall have the meaning ascribed to it in the RSU Agreement. The term “Good Reason” shall mean the occurrence of one or more of the following conditions without the consent of Employee: (a) a material diminution in Employee’s base compensation, compared with Employee’s base compensation in effect on the Effective Date or (b) a material diminution in Employee’s authority, duties, or responsibilities, compared with the authority, duties, and responsibilities of Employee immediately following the Effective Date; provided, only if (I) Employee provides written notice to the Company of the occurrence of Good Reason within a reasonable time (not more than ninety (90) days) after Employee has knowledge of the circumstances constituting Good Reason, which notice identifies the circumstances that Employee believes constitute Good Reason, (II) the Company fails to notify Employee of the Company’s intended method of correction within thirty (30) days after the Company receives the notice, and (III) Employee resigns within a reasonable time after receiving the Company’s response, if such notice does not indicate an intention to correct such circumstances, or the Company fails to correct the circumstances within a reasonable period of time after notifying an Employee of an intended method of correction. The term “Restricted Jurisdiction” means each country, province, state, county, parish and city in which the Company is engaged in the Business.

2.    During the Restricted Period, Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of any other person or entity other than the Company, in any way (a) solicit business from, or lease or sell products or services to, any Company Customer, that are similar to any products or services provided by the Company or that are otherwise competitive with the Business, (b) cause or encourage any Company Customer to reduce or cease doing business with the Company, or (c) otherwise negatively interfere with the Company’s relationships with any Company Customer. The term “Company Customer” means (i) each customer of the Company that Employee had business contacts with or obtained Confidential Information about at any time during Employee’s employment or engagement with the Company, and (ii) each prospective customer of the Company that Employee had business contact with or knowledge about as part of a solicitation of business on behalf of the Company at any time during the two (2) year period prior to Employee’s termination of employment or engagement with the Company.

3.    During the Restricted Period, Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of any other person or entity, in any way (a) solicit or attempt to solicit for employment or engagement, or employ or engage any Protected Personnel, (b) request, entice or induce any such Protected Personnel to leave employment or engagement with the Company, or (c) otherwise negatively interfere with the Company’s relationship with any Protected Personnel. The term “Protected Personnel” means each individual who is or was employed or engaged (e.g., as a contractor or on any other non-employee basis) by the Company at any time within six (6) months preceding Employee’s solicitation or other activity prohibited by this Section B.3.

C.	GENERAL.

1.    Employee has willingly and knowingly entered into this Agreement in consideration for the grant of the restricted stock units by the Company pursuant to the RSU Agreement, as well as employment opportunities, including but not limited to further development as leaders of the Company and in connection with leadership succession planning, which Employee acknowledges and agrees is valid and sufficient consideration for the covenants set forth herein, and which the Company would not have agreed to but for Employee’s agreement to the covenants set forth in this Agreement.

2.    The Employee further acknowledges and agrees that the Company has continuing rights to fully protect its legitimate business interests including, but not limited to, its confidential information, customers and personnel, and the expiration of the Restricted Period shall not be deemed a waiver, limitation or restriction on the Company’s ability to exercise its rights, remedies and privileges to the fullest extent of applicable law.

3.    In the event that a court finds that any time, territory, or any other provision of this Agreement is unenforceable or invalid as an unreasonable restriction, then the Company and Employee agree that such court will have the power, and the parties expressly desire that the court exercise such power, to revise this Agreement to limit the term, territory or provision, to delete specific words or phrases, or to replace any invalid or unenforceable time, territory or other term or provision with a time, territory or other term or provision or make any other modifications that the court deems necessary to render the Agreement reasonable, valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term, and the court shall enforce this Agreement as so judicially modified. Should a court not be able to revise part of this Agreement in such a manner, then any such provision that is unenforceable or invalid will be treated as removed from and not part of this Agreement, but all other portions of the Agreement will remain in effect.

4.    The termination of Employee’s employment or engagement from the Company will not release Employee from any of Employee’s covenants under this Agreement, which shall continue in full force and effect pursuant to their terms.

5.    Employee acknowledges that the rights of the Company under this Agreement are of a specialized and unique nature and irreparable harm will result to the Company if Employee violates any of Employee’s obligations under this Agreement and that such harm may be difficult to measure in monetary damages. Accordingly, in the event that Employee violates any of Employee’s obligations hereunder, the Company may obtain an immediate injunction or other equitable relief restraining Employee from violating any of the covenants contained in this Agreement, without the need to post a bond or other security and without the necessity of showing any actual damages or that money damages would not afford an adequate remedy.

6.    If Employee violates any of the restrictions set forth in Section B, the Restricted Period shall be extended by one day for each day that Employee is in violation of this Agreement, up to a maximum extension equal to the length of the Restricted Period, so as to give the Company the full benefit of the bargained-for length of forbearance.

7.    No waiver by the Company of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Company, and any such waiver shall not serve to prevent enforcement in the event of subsequent breach. Further, no failure of the Company to (a) object to any conduct or violation of any of the covenants made by Employee under this Agreement or (b) exercise any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof.

8.    This Agreement and all rights and benefits hereunder are personal to Employee, and neither this Agreement nor any right or interest of Employee herein or arising hereunder shall be subject to voluntary or involuntary alienation, assignment, pledge or other transfer by Employee. Nothing herein shall be deemed to create a contract of employment for any term. Employee acknowledges and agrees that Employee’s employment with the Company is and shall remain at all times at will.

9.    Employee agrees that the restrictive covenants set forth in this Agreement are in addition to any other agreements containing restrictive covenants protecting the Company to which Employee is or will be a party or by which Employee is or will be bound, and all such covenants shall be considered together to provide the maximum benefit to the Company; provided, however, any inconsistent or conflicting covenants entered into by Employee prior to the effective date of this Agreement shall be superseded by this Agreement, and the terms of this Agreement shall control. This Agreement may not be modified or amended except by a subsequent writing clearly expressing the intent to so modify or amend this Agreement executed by both the Company and Employee.

10.    The terms and conditions of this Agreement are governed by and are to be interpreted under the laws of the State of Illinois without regard to its conflicts of law principles, rules or statutes of any jurisdiction.

EMPLOYEE	GATX CORPORATION

By:

Dated:	Title:

Dated:

Exhibit A

TERMINATION CERTIFICATE

The undersigned (“Employee”) hereby certifies that Employee does not have in Employee’s possession, and Employee has returned, all documents, materials, and other property belonging to GATX Corporation (the “Company”), or copies thereof, including, without limitation, all Confidential Information as defined in Section 2 of the Confidential Information, Non-Competition, and Non-Solicitation Agreement (the “Agreement”) to which Employee is a party with the Company, but not including copies of Employee’s own employment records.

Employee further certifies that Employee has complied with all of the terms of the Agreement signed by Employee.

Employee understands that nothing herein is intended to or shall prevent Employee from communicating directly with, cooperating with, or providing information to, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, or the U.S. Department of Justice, or from exercising Employee’s rights with respect to trade secrets under Section A.4 of the Agreement.

Date:
(Employee’s Signature)

(Printed or Typed Name of Employee)